Exhibit 10.1

AMENDMENT

TO THE

FREIGHTCAR AMERICA, INC. 2005 LONG TERM INCENTIVE PLAN

WHEREAS, FreightCar America, Inc. (the “Company”) maintains the FreightCar America, Inc. 2005 Long Term Incentive Plan (the “Plan”);

WHEREAS, the Company’s Board of Directors (the “Board”) may amend the Plan pursuant to Section 9(d) of the Plan;

WHEREAS, the Board considers it desirable to amend the Plan to provide for full vesting of Awards granted under the Plan in the event of a Participant’s death;

NOW, THEREFORE, the Plan is hereby amended, effective May 1, 2007, by adding the following new Section 6(f) to the Plan immediately after Section 6(e) thereof:

“(f) Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, if a Participant’s incurs a Termination of Service due to his or her death, any Award granted to a Participant under the Plan on or after the Effective Date, shall vest fully on the date of the Termination of Service due to the Participant’s death.”

IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing, FreightCar America, Inc. causes these presents to be duly executed by its proper officer thereunto duly authorized this 9th day of May, 2007.

FREIGHTCAR AMERICA, INC.

By:	/s/ Christian Ragot
Its:	President and Chief Executive Officer